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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Current Report on Form 8-K under the Securities and Exchange Act of 1934 of Cendant Corporation dated April 18, 2001 of our report dated January 29, 2001 (March 2, 2001 as to Note 27) relating to the consolidated financial statements of Avis Group Holdings, Inc. for the years ended December 31, 2000, 1999 and 1998 and to the incorporation by reference in Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391,
333-23063, 333-26927, 333-35707, 333-35709, 333-45155, 333-45227, 333-49405,
333-78447, 333-86469 and 333-51586 of Cendant Corporation on Form S-3 and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896,
33-91656, 333-03241, 33-26875, 33-75682, 33-93322, 33-93372, 33-75684, 33-80834,
33-74068, 33-41823, 33-48175, 333-09633, 333-09655, 333-09637, 333-22003,
333-30649, 333-42503, 333-34517-2, 333-42549, 333-45183, 333-47537, 333-69505,
333-75303, 333-78475, 333-38638, 333-51544 and 333-58670 of Cendant Corporation
on Form S-8 under the Securities Act of 1933 of our report dated January 29, 2001 (March 2, 2001 as to Note 27) appearing in the above-mentioned Current Report on Form 8-K of Cendant Corporation.

/s/ Deloitte & Touche LLP
New York, New York
April 16, 2001